Exhibit 23(a)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-43765, 333-43767, 333-43769, 333-53309,
333-53333, 333-53337 and 333-99317), and on Form S-3 (Nos. 333-31043, 333-93769
and 333-103392) of UniSource Energy Corporation of our report dated March 16, 2005 relating to the financial statements and financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Los Angeles, California
March 16, 2005